Exhibit 10.1

MANNKIND CORPORATION

COMMON STOCK

PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 2nd day of February, 2012 by and between MannKind Corporation, a Delaware corporation (the “Company”), and The Mann Group LLC (such Purchaser, including its successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, 31,250,000 shares of the Company’s common stock, $0.01 par value (the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. Purchase and Sale of Stock.

1.1 Sale and Issuance of Common Stock. On the basis of the representations and warranties herein, and upon the terms and subject to the conditions hereof, the Purchaser agrees to purchase from the Company and the Company agrees to issue and sell to the Purchaser at the price of $2.47 per share, which is the consolidated closing bid price for the Company’s common stock as reported by The Nasdaq Global Market on February 2, 2012 (the “Per Share Purchase Price”).

1.2 Closing. Subject to the satisfaction or waiver of the conditions set forth herein, the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall take place at the offices of the Company within three business days following the expiration or termination of the waiting period applicable to the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Clearance”) and the Company’s receipt of stockholder approval to increase the number of the Company’s authorized shares as necessary, or at such later time or place as the Company and the Purchaser may mutually agree. The date on which the Closing actually takes place is referred to herein as the “Closing Date”. At such time, the Company shall cause its transfer agent to deliver to the Purchaser a certificate representing such Shares against payment therefor, which payment shall be made, at the discretion of the Company, in the form of (a) cash, by wire transfer of immediately available funds to an account designated by the Company, (b) the cancellation of indebtedness owed by the Company to the Purchaser under that certain Amended and Restated Promissory Note, dated August 10, 2010, as amended (the “Note”), the amount of such indebtedness cancelled to be equal to the number of Shares not paid for in cash by the Purchaser, if any, multiplied by the Per Share Purchase Price, or (c) a combination of the foregoing; provided, however, that any cancellation of indebtedness shall be applied only to the outstanding principal balance under the Note and not to any accrued interest. In connection with any cancellation of indebtedness, the Purchaser shall record an appropriate notation on Exhibit A to the Note to reflect such cancellation as a payment of principal on the Note.

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2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

(a) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken.

(b) This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights generally and (ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 3 hereof, the offer, sale and issuance of the shares of Common Stock pursuant hereto will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

(a) The Purchaser has full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(d) The Purchaser understands that the shares of Common Stock to be purchased hereunder have not been registered under the Securities Act. The Purchaser also understands that such shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement.

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(e) The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment indefinitely unless the Shares purchased hereunder are registered pursuant to the Securities Act, or an exemption from registration is available. The Purchaser understands that the Company has no present intention of registering such Shares. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of such Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

(f) The Purchaser is acquiring the Shares to be purchased hereunder for the Purchaser’s own account for investment only, and not with a view towards their distribution.

(g) The Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

(h) The Purchaser is an accredited Purchaser within the meaning of Regulation D under the Securities Act.

4. Covenant of the Purchaser. The Purchaser hereby covenants with the Company to use its reasonable best efforts to cooperate with the Company and counsel for the Company to obtain the HSR Clearance contemplated by Section 1.2 of this Agreement as soon as reasonably practicable following the date of this Agreement.

5. Restrictions on Transfer

5.1 Rule 144. The Purchaser acknowledges and agrees that the Shares to be purchased hereunder are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

5.2 Restrictive Legend. The Purchaser acknowledges and agrees that each certificate representing the Shares purchased hereunder shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED,

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ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

5.3 Legend Removal. The Company shall be obligated to reissue promptly unlegended certificates at the request of the Purchaser if the Purchaser shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend.

6. Miscellaneous.

6.1 Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon the parties and their respective successors and assigns.

6.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

6.3 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and electronic (PDF) signatures shall be as effective as original signatures.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon facsimile transmission and by courier service (with proof of service), or by registered or certified mail (return receipt requested and first-class postage prepaid) and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days’ advance written notice to the other parties.

6.6 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.

6.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both the Company and the Purchaser.

6.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and

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the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.9 Entire Agreement. This Agreement and the other documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.10 Term. This Agreement shall terminate upon the day following the Closing.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MANNKIND CORPORATION

By:	/s/ Matthew J. Pfeffer
Matthew J. Pfeffer
Chief Financial Officer

Address: 28903 North Avenue Paine
Valencia, California 91355

THE MANN GROUP LLC

By:	/s/ Alfred E. Mann
Alfred E. Mann
Managing Member

Address: 12744 San Fernando Rd.
Sylmar, California 91342

[SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]